UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2026

GOLUB CAPITAL PRIVATE INCOME FUND I

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01946	39-3589451
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY 10166

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

BANA Credit Facility Amendment

On June 23, 2026, GPIF I Funding (“Funding”), a wholly-owned subsidiary of Golub Capital Private Income Fund I (the “Company”), entered into a second amended and restated side letter (“Side Letter”) to the revolving credit and security agreement (as amended and restated on December 31, 2025, the “BANA Credit Facility”) by and among Funding, as borrower, the Company, as servicer, Bank of America, N.A., as administrative agent and sole lender, and Computershare Trust Company, N.A., as collateral custodian.

The Side Letter, among other things, modifies the minimum utilization level for purposes of calculating the unused commitment fee through September 30, 2026.

The foregoing description of the Side Letter is not complete and is qualified in its entirety by reference to the full text of the Side Letter, which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amended and Restated Side Letter, dated as of June 23, 2026, to the Amended and Restated Credit Agreement, dated as of December 31, 2025, by and among GPIF I Funding, as borrower, Golub Capital Private Income Fund I, as servicer, Bank of America, N.A., as administrative agent, sole lead arranger and book manager, Computershare Trust Company, N.A., as collateral custodian, the lenders parties thereto and each of the securitization subsidiaries parties thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Income Fund I has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL PRIVATE INCOME FUND I

Date: June 29, 2026	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer and Treasurer